Exhibit 10.5

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

This THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Amendment") is made and entered into as of the 21st day of September, 2015, by and among CBL/SETTLERS RIDGE, GP, LLC, a Pennsylvania limited liability company (“Settlers Ridge GP I”), CBL/SETTLERS RIDGE LP, LLC, a Pennsylvania limited liability company (“Settlers Ridge LP I”; and collectively with Settlers Ridge GP I, “Settlers Ridge Seller I”) SETTLERS RIDGE MANAGEMENT, GP, LLC, a Pennsylvania limited liability company (“Settlers Ridge GP II”), SETTLERS RIDGE MANAGEMENT LP, LLC, a Pennsylvania limited liability company (“SETTLERS RIDGE LP II”; and collectively with Settlers Ridge GP II, “Settlers Ridge Seller II; and collectively with Settlers Ridge Seller I (“Settlers Seller”), and O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company (“Milford Seller”; and collectively with Settlers Seller, “Seller”), as seller, and Inland Real Estate Acquisitions, Inc., an Illinois corporation, as purchaser (“Purchaser”).

Preliminary Statements:

The following Preliminary Statements are a material part of this Amendment:

A. Seller and Purchaser entered into that certain Purchase and Sale Agreement and Escrow Instructions, dated as of August 21, 2015, as amended by that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions dated September 16, 2015 and that certain Second Amendment to Purchase and Sale Agreement and Escrow Instructions dated September 18, 2015 (collectively, the "Agreement") relating to (i) certain premises located in Robinson Township, Pennsylvania, commonly known as “Settlers Ridge Shopping Center” and as more particularly described in the Agreement (“Settler’s Ridge Shopping Center”), and (ii) certain premises located in Milford, Connecticut, commonly known as “Milford Marketplace” and as more particularly described in the Agreement (“Milford Marketplace” and collectively with Settler’s Ridge Shopping Center, the “Property”).

B. Seller and Purchaser desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the covenants and premises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser agree as follows:

Agreements:

1. Go Forward Notice. Seller hereby acknowledges that this Amendment shall constitute Purchaser’s Go Forward Notice as described in Section 4.2 of the Agreement and Purchaser hereby waives any right to terminate the Agreement as set forth in Section 4.2 of the Agreement.

2. Closing Credits. At Closing, Purchaser shall receive a credit against the Purchase Price of NINETY-SIX THOUSAND, TWO HUNDRED FIFTY AND NO/100 DOLLARS ($96,250.00), such amount equal to the rent credit granted to Walnut Grill Robinson, LLC at Settler’s Ridge Shopping Center.

3. Assignment of Partnership Interest. Section 2 of the Exhibit D-1 to the Agreement is hereby amended by adding the following sentence to the end of such Section: “Notwithstanding anything to the contrary contained herein, during the Property Representations Survival Period, Assignor shall defend, indemnify and hold Assignee harmless from and against any and all Claims (i) for personal injury which are covered by Assignor’s insurance resulting from events occurring during the period of ownership by O’Connor/RealVest Retail Holding Company LLC beginning on [December 17, 2010][March 5, 2012][1], and (ii) made by Barnes & Noble Booksellers, Inc., or its successors and/or assigns (“B&N Tenant”), with respect to Assignor’s incorrect billing of B&N Tenant’s pro rata share of the real property taxes and assessments for years prior to calendar year 2015; provided, however, that in each case of clauses (i) and (ii) above, Assignor’s liability under this defense, indemnity and hold harmless agreement shall be limited to the amount of, and recoverable only out of, the Holdback.”

4. Audit Cooperation. Seller agrees to reasonably cooperate with Purchaser and Purchaser’s representatives to facilitate Purchaser’s evaluations and reports, including Purchaser’s audit of the books and records of the Property that qualify, comply with and can be used in a public offering.

5. Assumed Service Contracts. Seller hereby acknowledges that this Amendment shall serve as Purchaser’s notice as described in Section 4.3 of the Agreement with respect to the Assumed Service Contracts. Seller hereby further acknowledges that Purchaser has elected to assume the service contracts set forth on Exhibit A attached hereto and made a part hereof.

6. Defined Terms. All undefined capitalized terms in this Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or electronic (email) copies of the signature pages to this Amendment shall be deemed to be originals for all purposes of this Amendment.

[1] December 17, 2010 to be inserted for SR I and March 5, 2012 to be inserted for SR II.

8. Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement remain in full force and effect, and are hereby ratified and confirmed by Seller and Purchaser. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.

9. Modifications. This Amendment and the Agreement cannot be modified in any manner other than by written modification executed by Seller and Purchaser.

10. Successors and Assigns. This Amendment is binding upon and inures to the benefit of Seller and Purchaser and their respective successors and assigns.

11. Representations and Warranties. Seller and Purchaser represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the signatories executing this Amendment on behalf of Seller and Purchaser have been duly authorized and empowered to execute this Amendment on behalf of Seller and Purchaser, respectively; and that this Amendment is valid and shall be binding upon and enforceable against Seller and Purchaser and their respective successors and assigns and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the day and year first written above.

Seller:

CBL/SETTLERS RIDGE GP, LLC,
a Pennsylvania limited liability company

By: /s/ William O’Connor

Name: William O’Connor

Title: CEO

CBL/SETTLERS RIDGE LP, LLC,
a Pennsylvania limited liability company

By: /s/ William O’Connor

Name: William O’Connor

Title: CEO

SETTLERS RIDGE MANAGEMENT GP, LLC,
a Pennsylvania limited liability company

By: /s/ William O’Connor

Name: William O’Connor

Title: CEO

SETTLERS RIDGE MANAGEMENT LP, LLC,
a Pennsylvania limited liability company

By: /s/ William O’Connor

Name: William O’Connor

Title: CEO

O’CONNOR/REALVEST MILFORD LLC,
a Delaware limited liability company

By: /s/ William O’Connor

Name: William O’Connor

Title: CEO

Purchaser:

INLAND REAL ESTATE ACQUISITIONS, INC.,

an Illinois corporation

By: /s/ Matthew Tice

Name: Matthew Tice

Its: Vice President